EXHIBIT 99.01

SRAX Names Michael Malone CFO

LOS ANGELES – Dec. 19, 2018 – Social Reality, Inc. (NASDAQ: SRAX), a digital marketing and consumer data management technology company, named Michael Malone as its new Chief Financial Officer effective December 15, 2018.  Malone will report to CEO Christopher Miglino and be responsible for SRAX’s corporate finance and administrative functions.

“Mike has deep national media experience with over 12 years advising and overseeing complex integrations and restructurings as well as productively leading financial teams for SEC, SOX, M&A and valuation,” stated Miglino. “Further, Mike comes highly recommended for this specific position by our former CFO JP Hannan, who worked side-by-side with Mike for many years and will assist with onboarding. We are positioned for enormous growth in 2019 and are excited about Mike’s future contributions.”

Malone stated, “SRAX provides valuable data verticals, social media data and now BIGtoken, the first consumer managed data marketplace where people can own, verify and sell access to their data. By solving data challenges SRAX is leading the digital advertising industry transformation. I am excited to join SRAX at this pivotal time.”

Michael Malone

Malone most recently served as VP of Finance for Westwood One, LLC, the largest audio broadcast network in America. As the department head he was responsible for leading all financial matters of the $350 million media division encompassing controllership, financial planning and analysis, sales and operational reporting, financial reporting, and all areas of operational finance. Prior Malone, held positions of rising responsibility at Cumulus Media and Citadel Broadcasting.

Malone has a BA in accounting from Monmouth College.

About SRAX

Social Reality, Inc. (SRAX) is a digital marketing and consumer data management technology company. SRAX's technology delivers the tools to unlock data to reveal brands core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIGtoken, SRAX has developed a consumer-managed data marketplace where people can own, verify and sell access to their data thereby providing everyone in the Internet ecosystem choice, transparency, and compensation. SRAX's technology and tools deliver a digital competitive advantage for brands in the CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

About BIGtoken

BIGtoken, built by SRAX (SRAX), is a consumer data management and distribution system. BIG is the first consumer managed data marketplace where people can own, verify and sell access to their data. Through a transparent blockchain platform and consumer reward systems, BIG provides consumers choice, transparency and compensation for their data. Participating consumers earn rewards, and developers are able to build pro-consumer online experiences on top of the BIG platform. The system also provides advertisers and media companies access to transparent, verified consumer data to better reach and serve audiences. For more information on BIGtoken, visit www.bigtoken.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, as set forth in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Kirsten Chapman, LHA Investor Relations, 415.433.3777, srax@lhai.com